Exhibit 99.2

FOR IMMEDIATE RELEASE

Gryphon Digital Mining Announces Operational Update

New All-Time High Hashrate Achieved as
Attributable Mining Power Grows

Las Vegas, NV — April 27, 2023-- Gryphon Digital Mining, (“Gryphon” or the “Company”), a leading net carbon neutral bitcoin miner, has released its operational update for March 2023.

Key highlights for the month:

●	Produced approximately 71 bitcoin-equivalent coins

●	Achieved top two-level bitcoin efficiency of 94 BTC/EH1

●	All-time high average self-mining hashing power of 750 PH/s

Key highlights for the quarter:

●	Produced approximately 221 bitcoin-equivalent coins

●	Ranked first in bitcoin efficiency in two of the three months of the quarter

●	All-time high average self-mining hashing power for the quarter of 685 PH/s

During March, Gryphon mined approximately 71 bitcoin-equivalent coins with an average hashing power of 750 PH/s. The month’s performance translated into a bitcoin efficiency rating of 94 BTC/EH, placing it second among a peer group of companies whose efficiency has been publicly reported and averaged 81 BTC/EH for the same period. Since Gryphon commenced operations in September 2021, it has consistently placed among the top three of these publicly available bitcoin efficiency scores – ranking at or tied for first in eight of the last 12 months.

Month over month, the number of bitcoin -equivalent coins mined increased by approximately 8% in March. The average hashing power by the Company increased by 7% as power curtailments in February caused a reduction in mining activity in the prior month, which muted the benefit of additional machines that were placed online in January and February.

For the first quarter of 2023, Gryphon mined 221 bitcoin-equivalent coins with an average hashing power of 685 PH/s. The number of bitcoin-equivalent coins mined were a modest decline of 4% from the 230 coins mined in Q4/22 but was a significant increase year-over-year from the 146 coins mined in Q1/22 (51%). Hashrate for the quarter was higher than the 659 PH/s observed in Q4/22 (4%) and substantially higher than the 323 PH/s operating in Q1/22 (112%).

[1]	Efficiency metrics include information from Gryphon and its royalty stream partner.

Attributable Hashrate to Grow by End of May

Gryphon anticipates that additional growth is right around the corner as its royalty stream partner has announced that it expects to ramp up to 1.5 exahash by the end of May 2023. Gryphon has a management services agreement with its royalty partner where it receives 22.5% of the gross profit from all its current and future blockchain operations for an initial 5-year period. Based on our partner’s announcement, Gryphon expects to enjoy the gross profit impact of an additional attributable hashrate of 0.34 exahash in exchange for management services. This would bring Gryphon’s total attributable hashrate to 1.1 EH/s on a cost basis of only 0.75 EH/s.

Merger with Akerna

In addition to its mining operations, Gryphon continues to make progress on its previously announced merger with Akerna Corp. (Nasdaq:KERN) to create a leading, ESG-committed, carbon-neutral bitcoin miner. Work on the S-4 filing is in its final stages and we expect Akerna to be in position to file the document in the near term. Upon completion of the merger, Akerna will change its name to Gryphon Digital Mining Inc. The merger is expected to provide Akerna shareholders with access to the bitcoin mining industry with one of its premier operators. The parties are working closely and diligently to prepare the required filings for the merger with the U.S. Securities and Exchange Commission and NASDAQ.

Overall, Gryphon Digital Mining has shown strong operational performance in the first quarter of 2023, maintaining its position as a leader in the net carbon neutral bitcoin mining industry. Investors can learn more about Gryphon by visiting https://gryphondigitalmining.com/ and following it on Twitter @GryphonMining.

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the cryptocurrency space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation has a net carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material with respect to the proposed transactions between Akerna and Gryphon. In connection with the proposed transactions, Akerna intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a prospectus and a proxy statement. Akerna will mail the proxy statement/prospectus to the Akerna stockholders, and the securities to be issued pursuant to the prospectus may not be sold or exchanged until the registration statement becomes effective. Investors and securityholders of Akerna and Gryphon are urged to read these materials when they become available because they will contain important information about Akerna, Gryphon and the proposed transactions. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Akerna may file with the SEC or send to securityholders in connection with the proposed transactions. Investors and securityholders may obtain free copies of the documents filed with the SEC, once available, on Akerna’s website at www.akerna.com, on the SEC’s website at www.sec.gov or by directing a request to Akerna’s Investor Relations at (516) 419-9915.

This communication is not a proxy statement or a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction, and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Each of Akerna and Gryphon and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna in connection with the proposed transactions. Information about the executive officers and directors of Akerna is set forth in Akerna’s Definitive Proxy Statement on Schedule 14A relating to the 2022 Annual Meeting of Stockholders, filed with the SEC on April 19, 2022. Other information regarding the interests of such individuals, who may be deemed to be participants in the solicitation of proxies from the stockholders of Akerna, will be set forth in the proxy statement/prospectus, which will be included in Akerna’s registration statement on Form S-4 when it is filed with the SEC. You may obtain free copies of these documents as described above.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements based upon the current expectations of Gryphon and Akerna. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: (i) the risk that the conditions to the closing of the proposed transactions are not satisfied, including the failure to timely obtain stockholder approval for the transactions, if at all; (ii) uncertainties as to the timing of the consummation of the proposed transactions and the ability of each of Akerna and Gryphon to consummate the proposed merger e; (iii) risks related to Akerna entering into a definitive agreement regarding the new sale transaction with the new party pursuant to the terms of the acquisition proposal and risks related to whether the terms of such definitive agreement will result in increased stockholder value (iv) risks related to potential lawsuits regarding Akerna’s determination to terminate its agreement with POSaBIT, (v) risks related to Akerna’s ability to manage its operating expenses and its expenses associated with the proposed transactions pending closing; (vi) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed transactions; (vii) the risk that as a result of adjustments to the exchange ratio, Akerna stockholders and Gryphon stockholders could own more or less of the combined company than is currently anticipated; (viii) risks related to the market price of Akerna’s common stock relative to the exchange ratio; (ix) unexpected costs, charges or expenses resulting from the proposed transaction; (x) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xi) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its business plan; and (xii) risks associated with the possible failure to realize certain anticipated benefits of the proposed transactions, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Akerna’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, and in other filings that Akerna makes and will make with the SEC in connection with the proposed transaction, including the proxy statement/prospectus described under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as required by law, Akerna and Gryphon expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

INVESTOR CONTACT:

Name: Rob Chang

Company: Gryphon Digital Mining

Phone Number:	(877) MINE-ESG
(877) 646-3374

Email: invest@gryphonmining.com

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